FOR IMMEDIATE RELEASE

CNA FINANCIAL ANNOUNCES
Q4 2021 NET INCOME OF $0.98 PER SHARE AND CORE INCOME OF $0.97 PER SHARE
FULL YEAR 2021 NET INCOME OF $4.41 PER SHARE AND RECORD CORE INCOME OF $4.06 PER SHARE
SPECIAL DIVIDEND OF $2.00 PER SHARE
Fourth Quarter
•Net income was $266 million; core income of $265 million, includes a non-economic charge related to asbestos and environmental pollution of $48 million after-tax.
•P&C segments produced core income of $353 million, largely consistent with the prior year quarter. Higher catastrophe losses were offset by favorable non-catastrophe current accident year underwriting results.
•The P&C combined ratio was 92.9%, the lowest in five years, compared with 93.4% in the prior year quarter, including 2.0 points of catastrophe loss impact compared with 0.8 points in the prior year quarter.
•The underlying combined ratio was 91.2% compared with 92.6% in the prior year quarter. The underlying loss ratio was 60.1% compared with 60.4% in the prior year quarter and the expense ratio was 30.8% compared with 32.0% in the prior year quarter.
•Net catastrophe losses were $40 million pretax versus $14 million in the prior year quarter.
•P&C segments, excluding third party captives, generated gross written premium growth of 16% driven by rate and new business growth of 28%. Net written premium growth was 11% in the quarter.
•P&C written rate of +8% and earned rate of +10% for the quarter.
Full Year
•Net income was $1,202 million; core income was a record $1,106 million.
•The P&C combined ratio was 96.2%, the lowest in five years, compared with 100.1% in the prior year, including 5.1 points of catastrophe loss impact compared with 7.7% points in the prior year.
•The underlying combined ratio was a record low 91.4% compared with 93.1% in the prior year. The underlying loss ratio was 60.0% compared with 60.2% in the prior year and the expense ratio was 31.1% compared with 32.6% in the prior year.
•Net catastrophe losses were $397 million pretax versus $550 million in the prior year.
•P&C segments, excluding third party captives, generated gross written premium growth of 10% driven by rate and new business growth of 19%. Net written premium growth was 5% in the year.
•P&C written rate of +9% and earned rate of +11% for the year.
•Net investment income of $2,159 million pretax compared with $1,935 million in the prior year.
Shareholders' Equity
•Book value per share of $47.20; book value per share excluding AOCI of $46.02, a 10% increase from year-end 2020 adjusting for $2.27 of dividends per share.
•Increased quarterly dividend 5% to $0.40 per share; special dividend of $2.00 per share.

CHICAGO, February 7, 2022 --- CNA Financial Corporation (NYSE: CNA) today announced fourth quarter 2021 net income of $266 million, or $0.98 per share, versus $387 million, or $1.42 per share, in the prior year quarter. Net investment gains for the quarter were $1 million, versus $52 million in the prior year quarter. Core income for the quarter was $265 million, or $0.97 per share, versus $335 million, or $1.23 per share, in the prior year quarter. Net income for the full year 2021 was $1,202 million, or $4.41 per share, versus $690 million, or $2.53 per share, in the prior year. Net investment gains for the full year were $96 million, versus net investment losses of $45 million in the prior year. Core income for the full year 2021 was $1,106 million, or $4.06 per share, versus $735 million, or $2.70 per share, in the prior year.
Our Property & Casualty segments produced core income of $353 million for the fourth quarter of 2021, a decrease of $5 million compared to the prior year quarter primarily due to higher net catastrophe losses offset by improved non-catastrophe current accident year underwriting results. Property & Casualty segments, excluding third party captives, generated gross written premium growth of 16% and net written premium growth of 11%, led by strong written rate increases of 8% and new business growth of 28%.
Our Life & Group segment produced core income of $6 million for the fourth quarter of 2021, a decrease of $20 million compared to the prior year quarter. Our Corporate & Other segment produced a core loss of $94 million for the fourth quarter of 2021, an increase of $45 million compared to the prior year quarter driven by adverse development in legacy mass tort exposures, lower net investment income and a higher non-economic charge related to asbestos & environmental pollution.
CNA Financial declared a quarterly dividend of $0.40 per share and a special dividend of $2.00 per share, payable March 10, 2022 to stockholders of record on February 22, 2022.

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions, except per share data)	2021	2020	2021	2020
Net income	$266	$387	$1,202	$690
Core income (a)	265	335	1,106	735

Net income per diluted share	$0.98	$1.42	$4.41	$2.53
Core income per diluted share	0.97	1.23	4.06	2.70

	December 31, 2021	December 31, 2020
Book value per share	$47.20	$46.82
Book value per share excluding AOCI	46.02	43.86
(a)Management utilizes the core income (loss) financial measure to monitor the Company's operations. Please refer herein to the Reconciliation of GAAP Measures to Non-GAAP Measures section of this press release for further discussion of this non-GAAP measure.
"We had a very strong fourth quarter topping off an excellent year in our property and casualty business. Gross written premium growth ex captives was 16% in the quarter and 10% for the year. New business growth was 28% in the quarter and 19% for the full year. Rates were stable with the third quarter at 8%, and for the full year we achieved 9%. We achieved the lowest quarterly and annual combined ratio in five years at 92.9% and 96.2%, respectively. We produced record core income of $1,106 million for the year that also included a record low underlying combined ratio of 91.4%. Given our strong performance on growth, rate, and profitability, we are optimistic about our opportunities and remain well positioned to capitalize on the favorable market conditions we anticipate in 2022," said Dino E. Robusto, Chairman & Chief Executive Officer of CNA Financial Corporation.

Property & Casualty Operations

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Gross written premiums ex. 3rd party captives	$2,513	$2,169	$9,303	$8,422
GWP ex. 3rd party captives change (% year over year)	16%		10%
Net written premiums	$2,166	$1,952	$7,921	$7,566
NWP change (% year over year)	11%		5%
Net investment income	$306	$307	$1,178	$1,020
Core income	353	358	1,184	840

Loss ratio excluding catastrophes and development	60.1%	60.4%	60.0%	60.2%
Effect of catastrophe impacts	2.0	0.8	5.1	7.7
Effect of development-related items	(0.3)	—	(0.3)	(0.7)
Loss ratio	61.8%	61.2%	64.8%	67.2%

Expense ratio	30.8%	32.0%	31.1%	32.6%

Combined ratio	92.9%	93.4%	96.2%	100.1%
Combined ratio excluding catastrophes and development	91.2%	92.6%	91.4%	93.1%
•The fourth quarter underlying combined ratio improved 1.4 points as compared with the prior year quarter. The expense ratio improved 1.2 points driven by net earned premium growth of 8%. The underlying loss ratio improved 0.3 points.
•The fourth quarter combined ratio improved 0.5 points as compared with the prior year quarter. Net catastrophe losses were $40 million, or 2.0 points of the loss ratio in the quarter compared with $14 million, or 0.8 points of the loss ratio, for the prior year quarter. Favorable net prior period development improved the loss ratio by 0.3 in the current quarter compared with no impact on the loss ratio in the prior year quarter.
•In the fourth quarter, P&C segments, excluding third party captives, generated gross written premium growth of 16% and net written premium growth of 11%.
•For the full year, the underlying combined ratio improved 1.7 points as compared with the prior year. The expense ratio improved 1.5 points driven by net earned premium growth of 8%. The underlying loss ratio improved 0.2 points.
•For the full year, the combined ratio improved 3.9 points as compared with the prior year.  Net catastrophe losses were $397 million, or 5.1 points of the loss ratio for the full year compared with $550 million, or 7.7 points of the loss ratio, for the prior year.  Favorable net prior period development improved the loss ratio by 0.3 points in the current year compared with 0.7 points of improvement in the prior year.
•For the full year, P&C segments, excluding third party captives, generated gross written premium growth of 10% and net written premium growth of 5%.

Business Operating Highlights
Specialty

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Gross written premiums ex. 3rd party captives	$1,016	$883	$3,672	$3,296
GWP ex. 3rd party captives change (% year over year)	15%		11%
Net written premiums	$875	$809	$3,225	$3,040
NWP change (% year over year)	8%		6%
Core income	$173	$181	$704	$535

Loss ratio excluding catastrophes and development	59.1%	60.0%	59.1%	59.9%
Effect of catastrophe impacts	0.4	0.7	0.4	4.3
Effect of development-related items	(0.6)	(1.9)	(1.4)	(2.1)
Loss ratio	58.9%	58.8%	58.1%	62.1%

Expense ratio	30.9%	30.4%	30.5%	31.3%

Combined ratio	89.9%	89.4%	88.7%	93.5%
Combined ratio excluding catastrophes and development	90.1%	90.6%	89.7%	91.3%
•The underlying combined ratio improved 0.5 points for the fourth quarter of 2021 as compared with the prior year quarter primarily driven by a 0.9 point improvement in the underlying loss ratio. This was partially offset by a 0.5 point increase in the expense ratio driven by higher acquisition costs.
•The combined ratio increased 0.5 points for the fourth quarter of 2021 as compared with the prior year quarter. Favorable net prior period development improved the loss ratio by 0.6 points in the quarter compared with 1.9 points of improvement in the prior year quarter.
•Gross written premiums, excluding third party captives, grew 15% and net written premiums grew 8% for the fourth quarter of 2021.

Commercial

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Gross written premiums ex. 3rd party captives	$1,158	$975	$4,334	$3,993
GWP ex. 3rd party captives change (% year over year)	19%		9%
Net written premiums	$973	$862	$3,595	$3,565
NWP change (% year over year)	13%		1%
Core income	$161	$154	$394	$267

Loss ratio excluding catastrophes and development	61.4%	60.7%	61.0%	60.4%
Effect of catastrophe impacts	2.9	0.5	10.0	10.7
Effect of development-related items	(0.2)	1.7	0.5	0.5
Loss ratio	64.1%	62.9%	71.5%	71.6%

Expense ratio	30.4%	32.7%	31.1%	33.0%

Combined ratio	94.9%	95.8%	103.1%	105.1%
Combined ratio excluding catastrophes and development	92.2%	93.6%	92.6%	93.9%
•The underlying combined ratio improved 1.4 points for the fourth quarter of 2021 as compared with the prior year quarter. The expense ratio improved 2.3 points driven by net earned premium growth of 8% and lower acquisition costs. This was partially offset by a 0.7 point increase in the underlying loss ratio.
•The combined ratio improved 0.9 points for the fourth quarter of 2021 as compared with the prior year quarter. Net catastrophe losses were $26 million, or 2.9 points of the loss ratio in the fourth quarter of 2021 compared with $4 million, or 0.5 points of the loss ratio, for the prior year quarter. Favorable net prior period development improved the loss ratio by 0.2 points in the quarter compared with 1.7 points of unfavorable development increasing the loss ratio in the prior year quarter.
•Gross written premiums, excluding third party captives, grew 19% and net written premiums grew 13% for the fourth quarter of 2021.

International

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Gross written premiums	$339	$311	$1,297	$1,133
GWP change (% year over year)	9%		14%
Net written premiums	$318	$281	$1,101	$961
NWP change (% year over year)	13%		15%
Core income	$19	$23	$86	$38

Loss ratio excluding catastrophes and development	58.5%	60.1%	59.0%	60.1%
Effect of catastrophe impacts	4.1	2.1	2.6	7.1
Effect of development-related items	(0.2)	(0.3)	0.1	(0.3)
Loss ratio	62.4%	61.9%	61.7%	66.9%

Expense ratio	32.4%	35.0%	33.1%	35.5%

Combined ratio	94.8%	96.9%	94.8%	102.4%
Combined ratio excluding catastrophes and development	90.9%	95.1%	92.1%	95.6%
•The underlying combined ratio improved 4.2 points for the fourth quarter of 2021 as compared with the prior year quarter. The expense ratio improved 2.6 points driven by net earned premium growth of 11% and lower acquisition costs. The underlying loss ratio improved 1.6 points.
•The combined ratio improved 2.1 points for the fourth quarter of 2021 as compared with the prior year quarter. Net catastrophe losses were $11 million, or 4.1 points of the loss ratio in the fourth quarter of 2021, compared with $5 million, 2.1 points of the loss ratio, for the prior year quarter.
•Gross written premiums grew 9%, or 7% excluding currency fluctuations, and net written premiums grew 13%, or 10% excluding currency fluctuations, for the fourth quarter of 2021.

Life & Group

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Net earned premiums	$122	$124	$491	$504
Net investment income	242	229	966	851
Core income (loss)	6	26	126	9
Core income decreased $20 million in 2021 as compared with the prior year quarter driven by unfavorable morbidity partially offset by higher net investment income.

Corporate & Other

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Net investment income	$3	$19	$15	$64
Interest expense	28	28	112	122
Core loss	(94)	(49)	(204)	(114)
Core loss increased $45 million for the fourth quarter of 2021 as compared with the prior year quarter. Results for the current quarter include a $16 million after-tax impact from unfavorable development related to legacy mass tort exposures in the current quarter compared with no development in the fourth quarter of 2020 and a decrease in net investment income. The application of retroactive reinsurance accounting to additional cessions to the A&EP Loss Portfolio Transfer in both periods resulted in after-tax non-economic charges of $48 million and $39 million in 2021 and 2020, respectively. The additional cessions in those periods were $138 million and $100 million, respectively.

Net Investment Income

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
	2021	2020	2021	2020
Net investment income	$551	$555	$2,159	$1,935
Net investment income decreased $4 million for the fourth quarter of 2021 as compared with the prior year quarter, while net investment income increased $224 million as compared with the prior year.

About the Company
CNA is one of the largest U.S. commercial property and casualty insurance companies. Backed by more than 120 years of experience, CNA provides a broad range of standard and specialized insurance products and services for businesses and professionals in the U.S., Canada and Europe.  For more information, please visit CNA at www.cna.com.
Contact

Media:	Analysts:
Cara McCall, 312-822-1309	Amy C. Adams, 312-822-5533
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 8:00 a.m. (CT) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, Larry Haefner, Interim Chief Financial Officer of CNA Financial Corporation and other members of senior management. Participants can access the call by dialing (800) 289-0571, or for international callers, +1 (720) 543-0206. The call will also be broadcast live on the internet and may be accessed from the Investor Relations page of the CNA website (www.cna.com). A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting investor.relations@cna.com.
Definition of Reported Segments
•Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
•Commercial works with a network of brokers and independent agents to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses.
•International underwrites property and casualty coverages on a global basis through two insurance companies based in the U.K. and Luxembourg, a branch operation in Canada as well as through our Lloyd's Syndicate.
•Life & Group primarily includes the results of the individual and group long term care businesses that are in run off.
•Corporate & Other primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re, asbestos and environmental pollution (A&EP), excess workers' compensation and legacy mass tort.
Financial Measures
Management utilizes the following metrics in their evaluation of the Property & Casualty Operations. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).
•Loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums.
•Underlying loss ratio represents the loss ratio excluding catastrophes and development.
•Expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums.
•Dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums.
•Combined ratio is the sum of the loss, expense and dividend ratios.
•Underlying combined ratio is the sum of the underlying loss, expense and dividend ratios.
•Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes.
•Rate represents the average change in price on policies that renew excluding exposure change. For certain products within Small Business, where quantifiable, rate includes the influence of new business as well.
•Retention represents the percentage of premium dollars renewed in comparison to the expiring premium dollars from policies available to renew.
•New business represents premiums from policies written with new customers and additional policies written with existing customers.
Gross written premiums ex. 3rd party captives represents gross written premiums excluding business which is ceded to third party captives, including business related to large warranty programs.
The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.

Reconciliation of GAAP Measures to Non-GAAP Measures
This press release also contains financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. The Company believes the presentation of these measures provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliations of these measures to the most comparable GAAP measures follow below.
Reconciliation of Net Income (Loss) to Core Income (Loss)
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of net investment gains or losses and any cumulative effects of changes in accounting guidance. The calculation of core income (loss) excludes net investment gains or losses because net investment gains or losses are generally driven by economic factors that are not necessarily reflective of our primary operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure.

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Net income	$266	$387	$1,202	$690
Less: Net investment gains (losses)	1	52	96	(45)
Core income	$265	$335	$1,106	$735
Reconciliation of Net Income (Loss) per Diluted Share to Core Income (Loss) per Diluted Share
Core income (loss) per diluted share provides management and investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core income (loss). Core income (loss) per diluted share is core income (loss) on a per diluted share basis.

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
	2021	2020	2021	2020
Net income per diluted share	$0.98	$1.42	$4.41	$2.53
Less: Net investment gains (losses)	0.01	0.19	0.35	(0.17)
Core income per diluted share	$0.97	$1.23	$4.06	$2.70
Reconciliation of Book Value per Share to Book Value per Share Excluding AOCI
Book value per share excluding AOCI allows management and investors to analyze the amount of the Company's net worth primarily attributable to the Company's business operations. The Company believes this measurement is useful as it reduces the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

	December 31, 2021	December 31, 2020
Book value per share	$47.20	$46.82
Less: Per share impact of AOCI	1.18	2.96
Book value per share excluding AOCI	$46.02	$43.86

Calculation of Return on Equity and Core Return on Equity
Core return on equity provides management and investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to its business operations.

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2021	2020	2021	2020
Annualized net income	$1,067	$1,546	$1,202	$690
Average stockholders' equity including AOCI (a)	12,637	12,364	12,658	12,461
Return on equity	8.4%	12.5%	9.5%	5.5%

Annualized core income	$1,060	$1,340	$1,106	$735
Average stockholders' equity excluding AOCI (a)	12,403	11,757	12,196	12,033
Core return on equity	8.5%	11.4%	9.1%	6.1%
(a)Average stockholders' equity is calculated using a simple average of the beginning and ending balances for the period.
For additional information, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statements
This press release includes statements that relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
Any descriptions of coverage under CNA policies or programs in this press release are provided for convenience only and are not to be relied upon with respect to questions of coverage, exclusions or limitations. With regard to all such matters, the terms and provisions of relevant insurance policies are primary and controlling. In addition, please note that all coverages may not be available in all states.
“CNA" is a registered trademark of CNA Financial Corporation. Certain CNA Financial Corporation subsidiaries use the "CNA" trademark in connection with insurance underwriting and claims activities. Copyright © 2022 CNA. All rights reserved.

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